Exhibit 5.1

[Letterhead of Skadden, Arps, Slate, Meagher & Flom LLP]

August 16, 2012

O’Reilly Automotive, Inc.

233 South Patterson

Springfield, Missouri 65802

Re:	O’Reilly Automotive, Inc.
Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to O’Reilly Automotive, Inc., a Missouri corporation (the “Company”), in connection with the registration statement on Form S-3 to be filed on the date hereof (the “Registration Statement”) by the Company and the Guarantors (as defined below) with the Securities and Exchange Commission (the “Commission”). The Registration Statement relates to the issuance and sale from time to time, pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Securities Act of 1933 (the “Securities Act”), of an unspecified amount of the Company’s Senior Notes due 2022 (the “Notes”), including the guarantees thereof (the “Guarantees”) by subsidiaries of the Company, including guarantees of the Notes by the subsidiaries of the Company incorporated or formed pursuant to the laws of the State of Delaware and listed on Schedule I hereto (the “Delaware Guarantors”) and the subsidiaries of the Company listed on Schedule II hereto (the “Non-Delaware Guarantors” and, together with the Delaware Guarantors, the “Guarantors”), which will be issued under an indenture (as amended or supplemented, the “Indenture”), to be entered into among the Company, the Guarantors and UMB Bank, N.A., as trustee (the “Trustee”). The Notes and the Guarantees are collectively referred to herein as the “Securities.” This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In rendering the opinions stated herein, we have examined and relied upon the following:

(a) the Registration Statement;

(b) the form of Indenture, including Article Ten thereof containing the guaranty obligations of the Guarantors, to be filed as an exhibit to the Registration Statement;

O’Reilly Automotive, Inc.

August 16, 2012

(c) the form of underwriting agreement to be filed as an exhibit to the Registration Statement (the “Underwriting Agreement”);

(d) the form of global certificate evidencing the Notes (the “Note Certificate”) included in the Indenture;

(e) an executed copy of a certificate for each of the Delaware Guarantors of Tricia Headley, Secretary of each of the Delaware Guarantors, dated the date hereof (collectively, the “Secretaries’ Certificates”);

(f) copies of the certificates of incorporation or formation, as applicable, of each of the Delaware Guarantors, each as certified by the Secretary of State of the State of Delaware as of August 8, 2012 and certified pursuant to the Secretaries’ Certificates, as applicable;

(g) copies of the bylaws or operating agreements, as applicable, as amended and in effect as of the date hereof, of each of the Delaware Guarantors, each certified pursuant to the Secretaries’ Certificates, as applicable; and

(h) copies of certain resolutions of the board of directors or other governing body, as applicable, of each of the Delaware Guarantors, adopted by unanimous written consent on August 2, 2012, each certified pursuant to the Secretaries’ Certificates, as applicable.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and the Guarantors and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company, the Guarantors and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions stated below.

In our examination, we have assumed the genuineness of all signatures, including endorsements, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company, the Guarantors and others and of public officials.

We do not express any opinion with respect to the laws of any jurisdiction other than (i) the laws of the State of New York, (ii) the General Corporation Law of the State of Delaware (the “DGCL”) and (iii) the Delaware Limited Liability Company Act (the “DLLCA”) (all of the foregoing being referred to as “Opined on Law”). We do not express any opinion as to the effect of any law (other than Opined on Law) on the opinions stated herein. Insofar as the opinions expressed herein relate to matters governed by laws other than Opined on Law, we have assumed, without having made any independent investigation, that such laws do not affect the opinions set forth herein. The Securities may be issued from time to time on a delayed or continuous basis, and the opinions expressed herein are based on laws in effect on the date

O’Reilly Automotive, Inc.

August 16, 2012

hereof, which laws are subject to change with possible retroactive effect, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

To the extent that the opinions expressed herein related to matters governed by (i) the laws of the State of Missouri, we have relied, without independent verification or investigation of any kind, on the opinion of Husch Blackwell LLP, special Missouri counsel to the Company and the Missouri Guarantors referenced therein, dated as of the date hereof, which is being filed as Exhibit 5.2 to the Registration Statement (the “Missouri Opinion”), and (ii) the laws of the State of Arizona, we have relied, without independent verification or investigation of any kind, on the opinion of Lewis and Roca LLP, special Arizona counsel to CSK Auto, Inc., dated as of the date hereof, which is being filed as Exhibit 5.3 to the Registration Statement (the “Arizona Opinion”), and, in each case, the opinions set forth below are subject to the respective assumptions and qualifications contained in the Missouri Opinion and the Arizona Opinion.

The Indenture and the Note Certificate are referred to herein together as the “Transaction Agreements.”

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions stated herein, we are of the opinion that when (i) the board of directors of the Company or an authorized committee thereof, and the board of directors or other governing body, as applicable, of each of the Guarantors, has taken, or the authorized officers of the Company and the Guarantors have taken, all necessary corporate action to fix and determine the terms and to authorize the issuance and delivery of the Securities; (ii) the Underwriting Agreement with respect to the Securities has been duly authorized, executed and delivered by the Company, the Guarantors and the other parties thereto; (iii) the Indenture has been duly authorized, executed and delivered by the Company, the Guarantors and the Trustee; and (iv) the Note Certificate has been duly executed and authenticated by the Company and the Trustee, respectively, in accordance with the terms of the Indenture and issued and delivered by the Company to the purchasers thereof upon payment of the agreed-upon consideration therefor:

1. The Guarantees by the Delaware Guarantors will have been duly authorized by all requisite corporate or limited liability company, as applicable, action on the part of the Delaware Guarantors under the DGCL or the DLLCA, as applicable.

2. The Note Certificate will constitute the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms under the laws of the State of New York.

3. The Guarantees will constitute the valid and binding obligation of each of the Guarantors, enforceable against each of the Guarantors in accordance with their terms under the laws of the State of New York.

O’Reilly Automotive, Inc.

August 16, 2012

The opinions stated herein are subject to the following qualifications:

(a) the opinions stated herein are limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, preference and other similar laws affecting creditors’ rights generally, and by general principles of equity (regardless of whether enforcement is sought in equity or at law);

(b) except to the extent expressly stated in the opinions contained herein, we do not express any opinion with respect to the effect on the opinions stated herein of (i) the compliance or non-compliance of any party to any of the Transaction Agreements with any laws, rules or regulations applicable to such party or (ii) the legal status or legal capacity of any such party to any of the Transaction Agreements;

(c) except to the extent expressly stated in the opinions contained herein, we have assumed that each of the Transaction Agreements constitutes the valid and binding obligation of each party to such Transaction Agreement, enforceable against such party in accordance with its terms;

(d) we do not express any opinion with respect to the enforceability of Section 10.01 of the Indenture to the extent that such section provides that the obligations of the Guarantors are unconditional irrespective of the validity and enforceability of the Indenture or the Notes or the effect thereof on the opinions herein stated;

(e) we do not express any opinion with respect to the enforceability of the provisions contained in Section 10.02 of the Indenture to the extent that such provisions limit the obligations of the Guarantors under the Indenture and the Guarantees;

(f) we have assumed that the Trustee’s certificate of authentication of the Note Certificate will have been manually signed by one of the Trustee’s authorized officers and that the Note Certificate conforms to the specimen thereof examined by us; and

(g) to the extent that any opinion relates to the enforceability of the choice of New York law and choice of New York forum provisions contained in any Transaction Agreement, the opinions stated herein are rendered solely in reliance upon New York General Obligations Law sections 5-1401 and 5-1402 and Rule 327(b) of New York Civil Practice Law and Rules and are subject to the qualification that such enforceability may be limited by, in each case, the terms of such sections 5-1401 and 5-1402, as well as by principles of public policy, comity or constitutionality.

O’Reilly Automotive, Inc.

August 16, 2012

In addition, in rendering the foregoing opinions we have assumed that:

(a) each of the Company and the Guarantors has complied and will comply with all aspects of the laws of the jurisdiction of its organization or formation, as applicable, in connection with the transactions contemplated by, and the performance of its obligations under, the Transaction Agreements to which it is a party; and

(b) neither the execution and delivery by the Company or the Guarantors of the Transaction Agreements to which the Company or the Guarantors, respectively, is a party nor the performance by the Company or the Guarantors of their respective obligations under the Transaction Agreements to which the Company or the Guarantors, respectively, is a party: (i) constitutes or will constitute a violation of, or a default under, any lease, indenture, instrument or other agreement to which the Company or any of the Guarantors or their respective property is subject, except that we do not make this assumption with respect to any lease, indenture, instrument or other agreement which has been identified to us by the Company as being material to it and which are listed as exhibits in Part II of the Registration Statement, (ii) contravenes or will contravene any order or decree of any governmental authority to which the Company or any of the Guarantors or their respective properties is subject, (iii) violates or will violate any law, rule or regulation to which the Company or any of the Guarantors or their respective property is subject or (iv) requires the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under any law, rule or regulation of any jurisdiction.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also hereby consent to the use of our name under the heading “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP

SCHEDULE I

DELAWARE GUARANTORS

CSK Auto Corporation, a Delaware corporation

CSKAUTO.COM, Inc., a Delaware corporation

OC Holding Company, LLC, a Delaware limited liability company

SCHEDULE II

NON-DELAWARE GUARANTORS

O’Reilly Automotive Stores, Inc., a Missouri corporation

Ozark Automotive Distributors, Inc., a Missouri corporation

Greene County Realty Co., a Missouri corporation

O’Reilly II Aviation Corporation, a Missouri corporation

Ozark Services, Inc., a Missouri corporation

Ozark Purchasing, LLC, a Missouri limited liability company

CSK Auto, Inc., an Arizona corporation